As filed with the Securities and Exchange Commission on October 11, 2016

                                                                                   Registration No. 333-213796
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
AMENDMENT NO. 2 TO
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)
Nevada	3711	95-3909667
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3F Bokwang Bldg., Seowunro 6 Gil 14, Seocho Gu, Seoul Republic of Korea 06734 (070) 4699-3585
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Shi Chul Kang, Co-Chief Executive Officer Jun Heng Park, Co-Chief Executive Officer Leo Motors, Inc. 3F Bokwang Bldg., Seowunro 6 Gil 14, Seocho Gu, Seoul Republic of Korea 06734
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Darrin M. Ocasio, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Phone (212) 930-9700 Fax (212) 930-9725

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Leo Motors, Inc. is filing this pre-effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form S-1 (333-213796), as an exhibit-only filing to file an updated expense table and updated exhibit 5.1.  Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 13 of Part II of the Registration Statement, Item 16 (d) of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibits being filed with this Amendment. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission		$606.21
Attorney's fees and expenses		$25,000
Accountant's fees and expenses		$400
Other		$1,000
	$
Total		$27,006.21

Item 16.   Exhibits and Financial Statement Schedules.

(d)           Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description
3.1	Amended Articles of Incorporation (Incorporated by reference to the Company's Registration Statement on Form 10 filed on December 10, 2008)
3.2	Restates Bylaws (Incorporated by reference to the Company's Registration Statement on Form 10 filed on December 10, 2008)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1	2010 Employee Stock Option Plan (incorporated by reference from the Company's Current Report on Form 8-K filed February 3, 2010)
10.2	Purchase Agreement between Leo Motors, Inc. and Leo B&T Co. Ltd. (incorporated by reference from the Company Current Report on Form 8-K filed on February 16, 2010)
10.3	Agreement between Leo Motors, Inc. and M&M Corp. dated March 26, 2010 (incorporated by reference from the Company's Current Report on Form 8-K filed March 26, 2010)
10.4	Employment Agreement between Leo Motors, Inc. and Jung Yong Lee dated January 1, 2012 (incorporated by reference from the Company Annual Report on Form 10-K filed on April 16, 2013)
10.5	Stock Purchase Agreement between Leomotors Korea, Inc. and Shi Chul Kang dated June 25, 2012 (translated)**
10.6	Employment Agreement between Leo Motors, Inc. and Jun Heng Park dated December 1, 2015**
10.7	Employment Agreement between Leo Motors, Inc. and Shi Chul Kang dated December 1, 2015**
10.8	Employment Agreement between Leo Motors, Inc. and Jong Youl Choi dated December 1, 2015**
10.9
Investor Relations Program Agreement between Leo Motors, Inc. and JSR Partners Limited, dated April 15, 2014 (incorporated by reference from the Company's Current Report on Form 8-K filed on July 8, 2015)

10.1	Share Swap Agreement by and between Leo Motors, Inc. and LGM Co. Ltd., dated as of July 1, 2014(incorporated by reference from the Company's Current Report on Form 8-K filed on April 25, 2014)
10.11	Form of Securities Purchase Agreement(incorporated by reference from the Company's Current Report on Form 8-K filed on August 6, 2015)
10.12
Non-exclusive Execution Rights on Patent Technology Settlement & Registration Contract, dated September 19, 2014, by and between Leo Motors, Inc. and TPT, Co., Ltd. (incorporated by reference from the Company's  Current Report on Form 8-K filed on September 25, 2014)

10.13
Joint Venture Company Agreement, dated July 31, 2015, by and between the Company and Fushun Jinyuan Technology Machinery Manufacturing Co., Ltd. (incorporated by reference from the Company's Current Report on Form 8-K filed on August 6, 2015)

10.14	Securities Purchase Agreement by and between the Company and the BOU Trust, dated May 17, 2016 **
10.15	Registration Rights Agreement by and between the Company and the BOU Trust, dated May 17, 2016 **
10.16	First Amendment to Securities Purchase Agreement by and between the Company and the BOU Trust, dated August 3, 2016 **
10.17	Form of Convertible Debenture, dated May 18, 2016 (incorporated by reference from the Company's Current Report on Form 8-K filed on May 24, 2016)
10.18	Form of Securities Purchase Agreement, dated May 18, 2016 (incorporated by reference from the Company's Current Report on Form 8-K filed on May 24, 2016)
10.19	Share Swap Agreement by and between Leo Motors, Inc. and Lelcon Co., Ltd, dated as of June 3, 2016* *
10.20	Second Amendment to Securities Purchase Agreement by and between the Company and the BOU Trust, dated September 23, 2016 **
21	List of Subsidiaries (incorporated by reference from the Company's Annual Report on Form 10-K filed on March 30, 2016)
23.1	Consent of Scrudato & Co., PA, Independent Registered Public Accounting Firm**
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

* Filed herewith ** Previously Submitted

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on the 11th day of October, 2016.

LEO MOTORS, INC.

October 11, 2016	By:	/s/ Shi Chul Kang
Shi Chul Kang
Chief Executive Officer (Principal Executive Officer) and Director

October 11, 2016	By:	/s/ Jeong Youl Choi
JeongYoul Choi
Chief Financial Officer (Principal Financial and Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.
/s/ Shi Chul Kang
Shi Chul Kang	Co-Chief Executive Officer (Principal Executive Officer) and Director	October 11, 2016

/s/ Jeong Youl Choi
JeongYoul Choi	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	October 11, 2016

/s/ Jun Heng Park
Jun Heng Park	Co-Chief Executive Officer and Director	October 11, 2016